Exhibit 10.10

[THE MILLER GROUP LOGO]                              Miller Capital Markets, LLC
--------------------------------------------------------------------------------
                                                                    Member FINRA

January 19, 2010

STRICTLY CONFIDENTIAL

Global Entertainment Corporation
1600 North Desert Drive, Suite 301
Tempe, Arizona 85281-1230

Attention: Rick Kozuback
           President and Chief Executive Officer

Dear Rick:

We are pleased to confirm the arrangements under which Miller Capital Markets, LLC ("MCM"), a registered broker/dealer and a member of the Financial Industry Regulatory Authority, is engaged by Global Entertainment Corporation (collectively with its subsidiaries and affiliates, the "Company") to act as its exclusive investment banker in connection with any potential Acquisition Transaction (as defined below) between the Company and any other person or entity and as its exclusive investment banker and placement agent in connection with any prospective Financing Transaction (as defined below) involving the Company. For purposes of this letter agreement (this "Agreement"), the terms Acquisition Transaction and Financing Transaction are sometimes collectively referred to as a "Transaction."

Section 1. Investment Banking Services. During the term of this Agreement, MCM will, as the Company's investment banker, undertake one or more of the following activities as requested from time to time by the Company:

     (a) Advise on strategic rationale, transaction structure and pricing parameters for any Transaction;

     (b) Familiarize itself with the financial condition and business of the Company and, to the extent necessary, any prospective acquisition target or purchaser;

     (c) Conduct a due-diligence review and financial analysis of the Company including (without limitation) the review or preparation of various financial analysis reports and business operations reports to be used in conjunction with a Company prepared private placement memorandum or other memorandum distributed to third parties with respect to a Transaction;

     (d) Advise and assist the Company in identifying and contacting third parties (including prospective acquisition targets, purchasers and/or financing sources) to ascertain their interest in pursuing a Transaction;

     (e)  Advise and manage the process relating to any Acquisition Transaction;



    4900 North Scottsdale Road, Suite 3800 * Scottsdale, Arizona 85251-7663 *
                      602.225.0505 * www.themillergroup.net
                 Miller Capital Markets, LLC, is an affiliate of
                         The Miller Group of companies.
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Global Entertainment Corporation
January 19, 2010
Page 2


     (f) Advise and manage the process relating to any Financial Transaction including contact and negotiations with any potential investors, co-underwriters and participating broker/dealers; and

     (g) Advise and manage the process related to any potential public offering, including contact and negotiations with any underwriters, placement agents and other relevant parties.

     The Company acknowledges that all advice (written or oral) given by MCM to the Company is intended solely for the benefit and use of the Company (including its management, directors or attorneys). Other than as may be required by law or regulation, no advice (written or oral) of MCM hereunder shall be used, reproduced, disseminated, quoted or referred to at any time, in any manner, or for any purpose, nor shall any public references to MCM be made by the Company (or its management, directors or attorneys), without the prior written consent by MCM, which consent shall not be unreasonably withheld.

     MCM is engaged in providing investment banking services and certain of its affiliates are engaged in providing financial advisory, consulting and other services. Nothing in this Agreement shall be construed to prohibit or limit the ability of MCM or its affiliates from pursuing, investigating, analyzing or engaging in investment banking, financial advisory and other business relationships with entities other than the Company, notwithstanding that such entities may be engaged in lines of business which are similar to those of the Company, and notwithstanding that such entities may have customers, or potential customers, similar or identical to those of the Company, and notwithstanding that such entities may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship or that such entities and the Company may have identified one or more common third-parties as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. MCM shall act in the best interests of the Company and its shareholders

     Section 2. Certain Responsibilities, Representations and Warranties of the Company. In connection with MCM's engagement, the Company will furnish MCM with all information concerning the Company that MCM reasonably requests and will provide MCM with reasonable access to the Company's officers, directors and controlling shareholders. Upon prior written approval by the Company, MCM may have access to the Company's legal and accounting professionals and, with prior written approval from the Company, signed by the CEO, CFO, General Counsel or Board of Directors may utilize its own outside legal counsel and accounting professionals at the Company's expense. The Company represents and warrants to MCM that: (a) all such information is and will be true and accurate in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (b) any projected financial information or other forward-looking information which the Company provides to MCM (including without limitation any information compiled by MCM therefrom) will be made by the Company in good faith, based on management's best estimates then available and based on facts and assumptions which the Company believes to be reasonable. The Company recognizes the necessity of promptly notifying MCM of all material developments concerning the Company, its business and prospects and to supply MCM with all such information as may be necessary for MCM to comply with its own internal procedures as well as any legal or regulatory requirements. The Company acknowledges and agrees that MCM will be using and relying upon all information supplied by the Company and its officers, agents and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by MCM of the Company or its business or assets.
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Global Entertainment Corporation
January 19, 2010
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     Section 3. Compensation.  The fees payable to MCM for the services provided hereunder shall consist of a fee (the "Success Fee") determined as follows:

     (a) With respect to any transaction or series of related transactions involving (i) any merger, consolidation, joint venture or other business combination pursuant to which the business of the Company is combined with that of another entity, (ii) the acquisition by any person or entity, directly or indirectly, of a majority of the capital stock of the Company, by way of a negotiated purchase or any other means, (iii) the acquisition by the Company, directly or indirectly, of a majority of the capital stock of any other business or entity, by way of a negotiated purchase or any other means, (iv) the acquisition by any person or entity, directly or indirectly, of a majority of the assets, properties and/or business of the Company, by way of a direct or indirect purchase, lease, license, exchange, joint venture or other means, (v) the acquisition by the Company, directly or indirectly, of a majority of the assets, properties and/or business of any other person or entity, by way of a direct or indirect purchase, lease, license, exchange, joint venture or other means (collectively, an "Acquisition Transaction"), the Success Fee shall be an amount equal to:

          5% of the Consideration  from $1 and up to $3,000,000,  plus
          4% of the Consideration in excess of $3,000,000 and up to $6,000,000, plus
          3% of the Consideration in excess of $6,000,000 and up to $9,000,000, plus
          2% of the Consideration in excess of $9,000,000 and up to $12,000,000, plus
          1% of the Consideration in excess of $12,000,000.

          With respect to any Acquisition Transaction, the term "Consideration" shall mean the total amount of cash and the fair market value of other property paid or payable (including amounts paid into escrow) by or to the seller and/or its shareholders in connection with an Acquisition Transaction, including amounts paid or payable in respect of convertible securities, options or similar rights, whether or not vested, plus, without duplication, the principal amount of all indebtedness for borrowed money (including capitalized leases) outstanding immediately prior to consummation of the Acquisition Transaction or, the case of a purchase of assets, all indebtedness for borrowed money assumed by the purchaser and, in any case, any indebtedness for borrowed money and any capital leases and/or preferred stock obligations retired or defeased by the purchaser or issued to the seller and/or its shareholders in connection with such Acquisition Transaction.

     (b) With respect to any private placement of equity, equity-linked or convertible debt securities the Success Fee shall be 10% of the Consideration. With respect to any private placement of any secured or unsecured senior or subordinated indebtedness or credit facilities or similar private arrangement with a lender (excluding bank loans, credit lines and arena financing in the normal course of business) the Success Fee shall be an amount equal to 4% of the Consideration. With respect to any pubic offering of securities the Success Fee shall be a percentage based on the amount of Consideration, as follows:

          If Consideration is                      then the Success Fee shall be
          -------------------                      -----------------------------

          $10,000,000 or less                      2.75% of the Consideration
          $10,000,001 to $20,000,000               2.25% of the Consideration
          $20,000,001 to $30,000,000               1.75% of the Consideration
          greater than $30,000,000                 1.25% of the Consideration
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Global Entertainment Corporation
January 19, 2010
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          All such private  placements  (excluding bank loans,  credit lines and arena financing in the normal course of business) and public offering transactions shall collectively be referred to herein as "Financing Transactions" and the Success Fee shall be calculated with respect to each separate Financing Transaction.

          With respect to any Financing Transaction, the term "Consideration" shall mean the gross proceeds received by or on behalf of the Company or its shareholders from the sale of any equity or equity-linked investment, debt or other instrument of indebtedness (including refinancings of existing debt), securities, contractual rights and any and all other things of value and other consideration, and hybrids and combination thereof.

          With respect to any Financing Transaction, MCM shall have the right to be granted a warrant (the "Warrant") to purchase shares or units equivalent to 10% of the shares or units issued as part of any equity or equity-linked securities transaction by the Company wherein MCM provided services under this Agreement. The Warrant price shall be $0.01 per share or unit and the exercise price shall be equal to 110% of the per share or unit value of the equity or equity-linked securities issued. Such Warrant will include (without limitation) priority piggyback registration rights for MCM on any future registration statement filings by the Company, and will expire five
          (5) years from the date of the effective date of such equity or equity-linked offering.

     (c) With respect to any transaction, other than an Acquisition Transaction or a Financing Transaction, that the Company completes with the assistance of MCM, the Company and MCM will negotiate in good faith appropriate compensation for MCM, which will take into account, among other things, the results obtained and the custom and practice among investment bankers acting in similar transactions.

     (d) Except in the event this Agreement is terminated by the Company for cause (which, for the purpose of this Agreement, means based on a material default by MCM which remains uncured for thirty (30) days following written notice specifying such default), MCM will be entitled to receive the compensation provided for in 3 (a), (b) and
          (c) above if a Transaction is consummated or an agreement is entered into during the term of this Agreement which subsequently results in a consummated Transaction during the term of this Agreement or at any time within twelve (12) months after expiration or termination of this Agreement for any reason.

     (e) If the Consideration of a Transaction is subject to increase by contingent payments related to future events, the portion of the Success Fee related thereto shall be payable as and when such payments are made.

     (f) For purposes of determining the fair market value of any non-cash Consideration, such determination shall be made on the business day preceding the closing of the Transaction, except that if any part of the Consideration in an Acquisition Transaction consists of marketable securities, for purposes of determining the amount of Consideration the value of those securities shall be determined by using the average
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Global Entertainment Corporation
January 19, 2010
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          of the last  sale  prices  for those  securities  on the  thirty  (30)
          trading days ending the last business day preceding the closing of such Acquisition Transaction.

     (g) The Company shall cause the definitive transaction documents to which it is a party in any Transaction covered hereby to contain a condition precedent to the closing of such Transaction that the fees and expenses payable to MCM hereunder shall be paid at the closing of any such Transaction in the manner specified in Section 5 herein.

     Section 4. Expenses. In addition to fees for professional services, the Company agrees to reimburse MCM for, and MCM will separately bill, all reasonable expenses as incurred, including travel costs, document production, mailings and other similar expenses, and reasonable fees and expenses of counsel and other professional advisors; provided, that all out-of-town travel, fees and expenses of counsel, third-party consultant fees and other significant expenses exceeding $1,000 will be subject to the prior approval of the Company, which approval shall not be unreasonably withheld. Reimbursable travel expenses hereunder shall include first-class air travel for the Chairman and CEO and coach air travel for other MCM representatives. All amounts billed by MCM under this Section 4 shall be paid within 15-days following the date invoiced by MCM.

     Section 5. Payments. All amounts payable under this Agreement are nonrefundable, shall be paid when due and shall be paid in immediately available funds in U.S. dollars, without setoff and without deduction for any withholding, value-added or other similar taxes, charges or fees.

     Section 6. Term. This Agreement will be effective on February 14, 2010 (the "Effective Date") and will expire on the date twelve (12) months after the Effective Date; and provided, that the expiration of this Agreement shall not relieve the Company of any obligation to MCM for amounts earned or accrued hereunder through the expiration date.

     Section 7. Right of First Refusal. If at any time within twelve (12) months following the successful closing of a Financing Transaction, as contemplated under this Agreement, the Company desires to commence any Financing Transaction, MCM shall have the right of first refusal to act as the Company's investment banker and, in such capacity, to arrange for placement agents or underwriters, as the case may be, with respect to any such Financing Transaction. If the Company decides to pursue any such Financing Transaction within such timeframe, and MCM exercises its right of first refusal provided hereunder, the Company and MCM will enter into an agreement appropriate to the circumstances.

     Section 8. Qualified Prospects. If at any time within twelve (12) months following the expiration of this Agreement the Company closes an Acquisition Transaction, directly or indirectly, with any person or entity that was contacted by MCM in connection with pursuing a Transaction under this Agreement (such person or entity hereinafter referred to as a "Qualified Prospect") then the Company shall be obligated to pay MCM a fee at the close of such transaction equal in amount to the Success Fee formula that would have been otherwise applied to the Consideration of an Acquisition Transaction closed under this Agreement. Within fifteen (15) days following the expiration of this Agreement, MCM shall provide the Company a complete list of all Qualified Prospects. The Company shall have no obligations, and MCM shall have no rights, under this
Section 8 if this Agreement is terminated by the Company for cause (as defined above in Section 3.(d)).

     Section 9. Assignment and Transfer of Obligations. Except as stated below, the benefits of this Agreement shall inure to the respective successors and permitted assigns of the parties hereto and of the indemnified parties under such indemnification agreement and their respective successors, permitted assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective
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Global Entertainment Corporation
January 19, 2010
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successors  and assigns.  This  Agreement may not be assigned  without the prior written consent of the non-assigning party.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall terminate in the event any person or entity (a "Successor Party") acquires or otherwise succeeds to substantially all of the assets of the Company through a Transaction, and any Successor Party shall have no obligations under this Agreement. In the event of termination of this Agreement, pursuant to this
Section 7, any earned and unpaid obligations to MCC by the Company, as of the date of closing for transfer of ownership, will be assumed by the Successor Party and be paid to MCC within thirty (30) days.

     Section 10. Indemnification. Because MCM will be acting for the benefit of the Company in connection with this engagement, the Company agrees to indemnify MCM and certain other persons, as set forth in the indemnification provisions attached hereto as Exhibit A, the provisions of which are incorporated herein in their entirety.

     Section 11. Advertisements. Upon completion of a Transaction, MCM may in its discretion place advertisements in such and other publications and media describing its services to the Company hereunder. The Company further agrees that any press release it may issue announcing a Transaction will contain a reference to MCM's role as investment banker to the Company in connection with such Transaction, and that MCM shall have the right to review and pre-approve any reference to it or its role as investment banker under this Agreement in any public statement made by the Company (such approval not to be unreasonably withheld).

     Section 12. Company Covenant re MCM Employees. The Company recognizes that client service officers and other employees of MCM and affiliates of MCM are necessary for the continued servicing by MCC of its several clients. Accordingly, the Company will not, during the term of this Agreement, and for a period of two years after its termination, employ any client service officer, account executive or other employee of MCM and affiliates of MCM in any capacity.

     Section 13. Notices. All notices and other written communications required to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered to the addressee in person or mailed by registered or certified mail, return receipt requested, to the following addresses:

            If to MCM:             Miller Capital Markets, LLC
                                   4900 North Scottsdale Road
                                   Suite 3800
                                   Scottsdale, Arizona 85251-7663
                                   Attention:  Christian M. Wolford

            If to the Company:     Global Entertainment Corporation
                                   1600 North Desert Drive, Suite 301
                                   Tempe, Arizona 85281-1230
                                   Attention: Rick Kozuback

Either party may change the address at which notice is to be given by notifying the other party in writing. Notices shall be deemed delivered upon delivery, if personally delivered, or, if mailed, three (3) days after deposit in the United States mail.
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Global Entertainment Corporation
January 19, 2010
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     Section  14.  Applicable  Law.  The  validity  and  interpretation  of this
Agreement shall be governed by the laws of the State of Arizona, without giving effect to the State of Arizona's choice of law principles, and all actions arising under this Agreement or arising out of the operative facts represented by services performed pursuant to this Agreement shall be resolved in the courts of the State of Arizona.

     Section 15. Other Agreements. The Company further represents and warrants to MCM that (i) the Company has taken no action that would give any brokers, representatives, finders or other persons an interest in the compensation due to MCM in connection with any transaction contemplated hereby, (ii) there are no other investment bankers, financial advisors or similar persons other than MCM and its affiliates entitled to receive compensation from the Company in connection with any transaction contemplated hereby and (iii) this Agreement does not violate or constitute a breach or default under any contract, agreement, arrangement or understanding, whether written or oral, to which the Company or any of its subsidiaries is a party or by which its or their assets are bound.

     Section 16. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof and that no understandings or agreements, verbal or otherwise, exist between the parties except as set forth in this Agreement.

     Section 17. Amendment. This Agreement may not be amended or modified except in a writing duly executed by both MCM and the Company.

     Section 18. Severability. In the event any term or provision of this Agreement is declared to be invalid or illegal for any reason, this Agreement shall remain in full force and effect and the same shall be interpreted as though such invalid and illegal provision were not a part hereof. The remaining provisions shall be construed to preserve the intent and purpose of this Agreement and the parties shall negotiate in good faith to modify the provisions held to be invalid or illegal to preserve each party's anticipated benefits thereunder.

     Section 19. Titles and Subtitles. The titles of sections, paragraphs and clauses of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     Section 20. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring.

     Section 21. Purpose of Agreement. The purpose of this Agreement is to set forth the services that MCM will provide to the Company, as an independent contractor, either as specifically provided herein or as subsequently requested by the Company and agreed to in writing by MCM. The parties hereto do not intend to create any special, fiduciary or agency relationship between them. In addition, the exclusivity of the relationship between MCM and the Company refers to the fact that the services to be provided by MCM hereunder are to be provided solely by MCM and that the fees to be paid by the Company hereunder are solely for the benefit of MCM. There may be other services which are required to be provided to the Company in connection with any transaction contemplated by this Agreement and which will be provided by other parties (e.g., legal council, independent auditors or appraisers), which other parties would be engaged and compensated by the Company. Furthermore, the parties hereto understand that MCM is not required to purchase any securities, and that MCM's engagement hereunder does not ensure the successful negotiation or consummation of any Transaction.
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Global Entertainment Corporation
January 19, 2010
Page 8


This Agreement is solely for the benefit of MCM and the Company and is not intended to create rights or obligations of either party for the benefit of third parties, including without limitation the creditors of the Company.

     Section 22. Confidentiality. Information provided by the Company to MCM in connection with this Agreement will be kept confidential and will only be used by MCM for purposes of its engagement hereunder, except for information that (i) was in MCM's possession prior to its disclosure by the Company, (ii) is publicly disclosed other than by MCM in violation of this Agreement, (iii) is obtained by MCM from a person other than the Company who, to the knowledge of MCM, is not under a confidentiality obligation to the Company, (iv) the Company agrees may be disclosed, or (v) is required to be disclosed under compulsion of law (whether by interrogatory, subpoena, civil investigative demand or otherwise), by order or act of any court or governmental or regulatory authority or body or by MCM's independent auditors or accountants. MCM may also disclose such information to those of its own and its affiliates' respective officers, directors, employees, auditors and professional advisors who need to know such information for purposes of performing the services described in this Agreement.

If the terms of MCM's engagement as set forth in this agreement are satisfactory, please sign the enclosed copy of this letter and return it to the undersigned, whereupon this letter agreement shall constitute a binding agreement as of the date first above written. We look forward to working with the Company on this assignment.



                             SIGNATURE PAGE FOLLOWS
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Global Entertainment Corporation
January 19, 2010
Page 9


Very truly yours,

MILLER CAPITAL MARKETS, LLC


By: /s/ Chirstian M. Wolford
   ------------------------------------
Name:  Christian M. Wolford
Title: President and CEO

Accepted and Agreed as of the date first written above:

GLOBAL ENTERTAINMENT CORPORATION


By: /s/ Rick Kozuback
   ------------------------------------
Name:  Rick Kozuback
Title: President and Chief Executive Officer

                                    EXHIBIT A

     In connection with the engagement, the Company agrees to indemnify and hold harmless MCM and its affiliates, their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, agents and employees of MCM or any of MCM's affiliates (collectively, "Indemnified Persons" and individually, an "Indemnified Person") from and against any and all actions, claims, suits, proceedings, liabilities, losses, damages and expenses incurred, joint or several (collectively, "Claims"), by any Indemnified Person which are related to or arise from MCM's engagement by the Company, including Claims that relate to or arise from any actions taken or omitted to be taken (including any untrue or alleged untrue statements made or any statements omitted or alleged to be omitted) by the Company or which relate to or arise from securities laws or any other law or legal theory, and will reimburse MCM and any other Indemnified Person for all costs and expenses, as they are incurred, in connection with investigating, preparing for, providing depositions for, testifying in or defending any such action or claim, formal or informal, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, whether or not MCM or any Indemnified Person is named as a party thereto and whether or not any liability results therefrom related to or arising from the foregoing (collectively, "Costs"). The Company will not, however, be responsible for (a) any amount paid in settlement of Claims without the Company's consent unless such consent is unreasonably withheld, or (b) any Claims which are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted directly and primarily from an Indemnified Person's gross negligence or willful misconduct.

     Promptly after MCM receives notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, MCM will notify the Company thereof; but the omission so to notify the Company shall not relieve the Company from any obligation hereunder unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses. If any such action or other proceeding shall be brought against any Indemnified Person, the Company shall, upon written notice given reasonably promptly following MCM's notice to the Company of such action or proceeding, be entitled to assume the defense thereof at the Company's expense with counsel chosen by the Company and reasonably satisfactory to such Indemnified Person; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel retained by the Company, (i) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to the Company, or (ii) a difference of position or potential difference of position exists between the Company and such Indemnified Person; which in either case would make it ethically impermissible for such counsel to represent all potential defendants; provided, however, that in no event shall the Company be required to pay fees and expenses under this indemnity for more than one firm of attorneys (in addition to local counsel) in any jurisdiction in any one legal action or group of related legal actions, regardless of the number of Indemnified Persons involved or potentially involved in such action or group of related actions.

     The Company agrees that neither MCM nor any other Indemnified Person shall have any liability to the Company for or in connection with such engagement except liability for Claims which are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted directly and primarily from an Indemnified Person's gross negligence or willful misconduct. The Company also agrees that the Company will not, without the prior written consent of MCM, settle or compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not MCM or any Indemnified Person is an actual or potential party to such Claim). No such settlement, compromise or consent shall impose any material obligation on MCM or any other Indemnified Person or contain any admission of culpability on the part of MCM or any Indemnified Person. Such settlement, compromise or consent shall include an unconditional release of MCM and each other Indemnified Person from all liability arising out of such Claim, and the Company shall furnish MCM with a copy of such settlement reasonably in advance of entering into such settlement.

     In order to provide for just and equitable contribution, if a demand for indemnification or reimbursement for Claims or Costs is made pursuant to these provisions but is not available for any reason, then the Company, on the one hand, and MCM, on the other hand, shall contribute to such Claims or Costs for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and MCM on the other hand, in connection with the transaction or transactions from which the Claims or Costs in question arose. The relative benefits received by the Company, on the one hand, and by MCM, on the other hand, shall be deemed to be in the same proportion as the value (before deducting expenses) of the consideration paid by or received by the Company or its stockholders or comparable equity owners, as the case may be, in connection with the transaction or transactions from which the Claims or Costs in question arose bears to the total fees actually received by MCM in connection therewith. If the allocation provided by the foregoing sentence is not permitted by applicable law, then such allocation shall be based not only on such relative benefits determined as aforesaid but also on the relative fault of the Company, on the one hand, and MCM, on the other, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, the parties' relative intents, knowledge, access to information and, if applicable, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by MCM, and any other equitable considerations appropriate in the circumstances. Any such contribution shall be subject to the limitation that in any event MCM's aggregate contribution to all Claims or Costs for which contribution is available hereunder shall not exceed the amount of fees actually received by MCM pursuant to the particular engagement relating to the transaction or transactions from which the Claims or Costs in question arose.

     The foregoing rights to indemnity, reimbursement and contribution shall be in addition to any rights that MCM and/or any other Indemnified Person may have at common law or otherwise. The Company hereby consents to personal jurisdiction, service of process and venue in any court in which any Claim which is subject hereto is brought against MCM or any other Indemnified Person.

     In connection with MCM's engagement of even date herewith, MCM may also be engaged to act for the Company in one or more additional capacities. The terms of any such engagement may be embodied in one or more separate written agreements. These indemnification provisions shall apply to the engagement of even date herewith, all such other engagements (whether written or oral) and any modification thereof and shall remain in full force and effect following the completion or termination of any such engagement